2023‐2025 Core Business Guidance 1 Core Business Guidance  Revenue: remains relatively flat through 2025 – Represents core business only and does not include new initiatives SMP and CarePlus – Aligner revenue growth driven by pricing increases and increased store count with total volume expected to be flat – Growth offset by decreasing retainer revenue and interest income  Gross Margin: expansion of ~350bps from FY 2023 (74%) to FY 2025 (78%) – Higher pricing and volume efficiencies increase gross margin  Adj. EBITDA: flat-to-slightly down from 2023 to 2025 – Increased store count and inflation impacts base costs – Margin improvement from run-rate cost savings initiatives commenced in Q1’23 – Run-rate impact from modest incremental marketing efficiency in Q1’24  Capex: remains flat at 2023 levels as SMP and CarePlus are built out, with no additional initiatives and minimal capital outlay for additional SmileShops  One-Time Costs: comprised of reorganization costs and professional fees Growth Initiatives (SmileMaker and CarePlus) Potential Contribution  Revenue: potential for ~$400 million in incremental contribution through 2025 – SmileMaker: – Incremental sales are driven by more efficient lead generation, resulting in increased leads from same marketing spend – Majority of marketing spend allocated to SmileMaker by year-end 2023 – CarePlus: – Assumes CarePlus priced at $3,900 – Incremental sales driven by planned U.S. nationwide launch to all SmileShops in Q3 2023  EBITDA: potential for ~$250 million in incremental contribution through 2025 – Expansion driven by leveraging Core Business operating expense base to drive incremental margins Core business guidance assume relatively flat environment with the potential for significant growth when new  initiatives gain traction Exhibit 99.2

# 2023-2025 Potential Full Business Outlook

| | Net Revenue | Gross Margin | Operating Income | Adj. EBITDA[1] | Capex | Change in NWC[2] | One-Time Costs[3] |
|---|---|---|---|---|---|---|---|
| **2023E** | | | | | | | |
| Core Business Guidance | $400M to $450M | 72.0% to 75.0% | ($140M) to ($100M) | ($50M) to ($20M) | $30M to $35M | 10M | $12M to $15M |
| Growth Initiatives Potential Contribution[4] | 25M | 90.0% | 10M | 10M | - | - | - |
| **Potential Full Business** | **$425M to $475M** | **73.0% to 76.0%** | **($130M) to ($90M)** | **($40M) to ($10M)** | | | |
| **2024E** | | | | | | | |
| Core Business Guidance | $400M to $450M | 75.0% to 78.0% | ($120M) to ($80M) | ($40M) to ($10M) | $30M to $35M | - | $8M to $12M |
| Growth Initiatives Potential Contribution | 165M | 87.0% | 110M | 110M | - | (50M) | - |
| **Potential Full Business** | **$565M to $615M** | **78.0% to 81.0%** | **($10M) to $30M** | **$70M to $100M** | | | |
| **2025E** | | | | | | | |
| Core Business Guidance | $400M to $450M | 76.0% to 79.0% | ($120M) to ($80M) | ($50M) to ($10M) | $30M to $35M | - | - |
| Growth Initiatives Potential Contribution | 195M | 88.0% | 130M | 130M | - | (20M) | - |
| **Potential Full Business** | **$595M to $645M** | **79.0% to 82.0%** | **$10M to $50M** | **$80M to $120M** | | | |

(1) Adjusted EBITDA is a non-GAAP financial measure. Prior period reconciliations are available in historical SEC filings at https://investors.smiledirectclub.com/financial-filings/sec-filings.
(2) Increase in net working capital due to growth in sales driving increased accounts receivables related to Company's SmilePay financing program. Approximately 93% of the 2024 net working capital outflow is forecasted to occur in the first half of the year.
(3) Comprised of reorganization costs and professional fees.
(4) Potential growth initiative contributions weighted to second half of 2023 due to timing of market launches.

smile DIRECT CLUB

2

Key Asset Detail 1 Source: Company data as at 3/31/23. Subsidiary balance sheet - Unaudited. Note: Represents net book value of assets. Existing HPS Collateral ($ in millions) SDC U.S. SmilePay SPV SmileDirectClub, LLC Access Dental Lab, LLC SmileFarm, LLC Other Entities Total Gross A/R $179.7 $38.6 $1.4 $0.3 – $219.8 (+) Other Receivables – 3.7 – – – 3.7 (-) Unearned Interest – (2.9) – – – (2.9) Total Gross A/R $179.7 $39.4 $1.4 $0.3 – $220.7 (-) Allowance for Doubtful Accounts – (25.9) – – – (25.9) (-) Cancelation Reserve – (11.2) – – – (11.2) Net A/R (Book Value) $179.7 $2.3 $1.4 $0.3 – $183.5 Software Assets – 118.7 0.0 – – 118.7 Inventories Net – 43.4 (3.4) – – 40.0 Computer Equipment – 2.4 0.0 0.7 – 3.1 Furniture and Fixtures – 5.1 0.3 0.4 – 5.8 Medical Equipment – 14.3 11.0 1.1 – 26.4 iTeros – 3.4 – 2.8 – 6.2 Smilebus, Trucks, Automobiles – 3.9 – – – 3.9 Total Key Assets $179.7 $193.5 $9.2 $5.3 $– $387.6 (+) Cash Reserve Account 27.1 – – – – 27.1 (+) Excess Cash 5.3 53.2 0.7 – – 59.2 (+) Other Assets 0.3 53.6 4.4 13.4 – 98.8 Total Asset Value (excluding SPV IP) $212.3 $300.3 $14.3 $18.7 $– $545.6